EXHIBIT 5.0



                                May 12, 1994




  Concurrent Computer Corporation
  2 Crescent Place
  Oceanport, NJ 07757


  Dear Sirs:

       Reference is made to a Registration Statement on Form S-3 (the "Registration Statement") filed on May 16, 1994 by Concurrent Computer Corporation (the "Company") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 an aggregate of 600,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share. The Shares are issuable upon the exercise of the warrants that were issued by the Company on February 18, 1994.

       I have examined the Restated Certificate of Incorporation and By-Laws of the Company and have examined and relied upon the originals or copies certified to my satisfaction of such records of meetings of directors and stockholders of the Company and such other documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

       In my examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

       On the basis of the foregoing, I advise you that, in my opinion, the Shares have been duly and validly authorized for issuance by the Company and, upon issuance thereof and payment thereof, will be fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

       I hereby consent to the filing of this opinion as Exhibit
  5.0 to the Registration Statement, and to the reference to me under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement.


                                Sincerely,


                                /s/ KEVIN J  DELL
                                -----------------------------------
                                   (KEVIN J. DELL)
                                   VICE PRESIDENT, GENERAL
                                   COUNSEL AND ASSISTANT SECRETARY